Exhibit 10.12

SUPPLEMENTARY AGREEMENT BETWEEN

GREEN FUNDING 1 AND ECOSPHERE

       This Supplementary Agreement (“Agreement”), dated as of June ___, 2016, amends those certain Note Purchase Agreement, Senior Secured Promissory Note, Security Agreement, and Business Consulting Agreement of the same date (“Company Agreements”) by and between _______________, a __________ company (the “Investor”) and Ecosphere Technologies, Inc., a Delaware corporation, and Ecosphere Development Company LLC, a Washington limited liability company (the “Companies”).

        In order to finalize the business arrangements between the Investor and Companies and for other good and valuable consideration, Companies agree as follows:

           1. The payments Companies are to make to the Investor under the Senior Secured Promissory Note, the Business Consulting Agreement and the other Company Agreements shall be paid to the order of the Investor or such other payee and to the Investor’s offices or such other location or such bank account as the Investor shall notify Company in writing. The payee, mailing address, or bank account may be changed from time to time by the Investor upon its prior written notice to Companies at least ten (10) days before any such payment is due and payable.

            2. Companies agree to cooperate fully, and obtain the full cooperation of its lessee Galaxy Grove, LLC (“GG”), with such financial institutions as the Investor may designate to deposit its funds.  Specifically, the Investor currently intends to open a deposit account at The Bank of Washington, and the bank requires additional information about Company and GG, their principals and officers, business plans, the Grower Agreements (as defined in the Company Agreements) and their Washington Liquor Cannabis Board filings and submissions before opening such an account. Failure to cooperate fully with any such bank shall be deemed a default event and material breach of the Company Agreements.

           IN WITNESS WHEREOF, Companies and the Investor have caused this Agreement to be duly executed as of the day and year first written above.

Ecosphere Development Company LLC

By:

Its:

Ecosphere Technologies, Inc.

By:

Its:

The Investor:

By:

Its:

1